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                                                                     EXHIBIT 5.1

                    [WINSTEAD SECHREST & MINICK LETTERHEAD]

                                 April 18, 1997

The Board of Directors
HCC Insurance Holdings, Inc.
13403 Northwest Freeway, Suite 200
Houston, Texas 77040

Gentlemen:

     You have requested our opinion as to the legality of the issuance of 9,119,410 shares (the "Shares") of the Common Stock, $1.00 par value, of HCC Insurance Holdings, Inc. (the "Company"), which are the subject of a registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. You have requested our opinion as to whether the Shares to be issued will, when issued, be fully-paid and non-assessable.

     We have examined the Certificate of Incorporation of the Company, the Bylaws and such other corporate records, documents, and proceedings (including the proposed Agreement and Plan of Reorganization) and the resolutions adopted by the Board of Directors of the Company in connection with the issuance, sale, and delivery of the Shares as we have deemed necessary for the purposes of this opinion.

     On the basis of the foregoing, it is our opinion that the Shares to be issued and sold by the Company pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action of the Company and, subject to consummation of the Agreement and Plan of Reorganization, each of such Shares will, when issued, be duly and validly issued, fully-paid, and non-assessable shares of Common Stock of the Company.

     We know that we are named in the Registration Statement, and we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            WINSTEAD SECHREST & MINICK P. C.

                                            By:     /s/ ARTHUR S. BERNER
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                                                       Arthur S. Berner
                                                         For the Firm
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